EXHIBIT 99.1

KINGOLD JEWELRY REPORTS 2013 FOURTH QUARTER AND YEAR-END FINANICAL RESULTS

Company to Hold Conference Call with Accompanying Slide Presentation on April 1, 2014, at 8:30 a.m. ET

WUHAN CITY, China, March 31, 2014 - Kingold Jewelry, Inc. (“Kingold” or “the Company”) (NASDAQ: KGJI), one of China’s leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced financial results for its fourth quarter and year ended December 31, 2013.

2013 Financial and Operating Highlights (comparisons are to 2012):

•	Net sales increased 29.9% to $1.2 billion
•	Processed a total of 51.1 metric tons of 24-karat gold products, an increase of 35.2% compared to the 37.8 metric tons [one metric ton = 35,274 ounces] processed in 2012;
•	Net income of $28.3 million, or $0.44 per diluted share
•	Book value per diluted share of $3.35 at December 31, 2013, compared to $2.97 at December 31, 2012

Fourth Quarter 2013 Highlights (comparisons are to Fourth Quarter 2012):

•	Net sales increased 57.7% to $317.6 million
•	Processed a total of 14.3 metric tons of 24-karat gold products, an increase of 88.2% compared to 7.6 metric tons
•	Net income of $8.0 million, or $0.12 per diluted share

Outlook for 2014

•	Kingold expects to process between 60-70 metric tons of 24-karat gold products in 2014.

Mr. Zhihong Jia, Chairman and CEO of Kingold, stated, “Kingold’s growth accelerated throughout 2013, which we believe was largely the result of our continued push to gain market share from competitors in addition to utilizing gold leasing agreements to increase our capacity. This resulted in solid revenue and earnings growth. We are also seeking new means of diversifying our business through the development of the Wuhan Kingold Jewelry International Industry Park, which we believe will be an integral part of the Company’s long-term growth strategy by creating a major hub for the jewelry industry in the central region of China. We believe this park will become a sought after location to display well-known jewelry brands while also serving as a platform for Kingold to sell to new clients. We also expect to expand our international presence in 2014, beginning with our recently announced joint venture agreement to enter the Kuwait market. We were pleased with our progress during 2013, where we diversified our revenue base while still remaining focused on our core competency of designing and manufacturing 24-karat gold jewelry products of the highest quality.”

Operational Review

Kingold processed a total of 51.1 metric tons of 24-karat gold products in 2013, a 35.2% increase over the 37.8 metric tons processed in 2012. The Company achieved its previously announced guidance range of between 50-55 metric tons processed.

In the fourth quarter of 2013, Kingold processed approximately 14.3 metric tons of 24-karat gold products, an increase of 88.2% over the 7.6 metric tons processed in the fourth quarter of 2012.

Jewelry Business

•	Kingold currently has approximately 300 major customers covering 25 provinces in China, and the Company maintains stable relationships with major customers who generally increase order volume year by year.
•	In October 2013, the Company entered into an acquisition agreement to acquire the operating rights for 66,667 square meters (717,598 square feet) of industrial land use in the development of Wuhan Kingold Jewelry International Industry Park in the Jiangan district, Wuhan, for approximately RMB1.0 billion from Wuhan Huayuan Science and Technology Development Limited Company.

Kingold Jewelry, Inc.	Page 2
March 31, 2014

―	The Company expects construction of Wuhan Kingold Jewelry International Industry Park to be completed by mid-2015.
―	Kingold plans to utilize this Industry Park as its new operation center, additional manufacturing facility, show center as well as renting to other jewelry manufacturers in China.
•	Kingold and Kuwait Support Services Company W.L.L. (“KSS”), a major multi-business group headed by His Excellency Sheikh Ameer Al Sabah, recently signed a joint venture in Kuwait to help market gold products to distributors in the Middle East as part of the Company’s international expansion plan.
―	The joint venture is expected to combine two companies to source and finance gold, and to develop, market, and distribute gold products including, gold investment products and gold jewelry products.

Investment Gold Business

•	Kingold’s investment gold products primarily include gold bars and coins and other customized products specifically designed for use by commercial banks. Kingold distributes its investment gold products in partnered commercial banks local retail branches across China, including four major Chinese national banks, the Bank of Communications, China Merchant Bank, China CITIC Bank and Wuhan Rural Commercial Bank, and two more leading commercial banks, China Construction Bank and Xingye Bank.
•	Pricing of products is made at the time of sale based upon the then-current price of gold, and Kingold then reports sales upon delivery. The Company’s investment gold business has been developed in Beijing and 7 provinces. The Company is continuously seeking new partner banks and geographic expansion in its investment gold products distribution network, and believes that there are opportunities to expand this business into more than 4,000 additional retail bank branches..

Metric Tons of Gold Processed
	Three Months Ended:
	December 31, 2013		December 31, 2012
Branded*	8.3	58%	4.2	55%
Customized**	6.0	42%	3.4	45%
Total	14.3	100%	7.6	100%
	Year Ended:
	December 31, 2013		December 31, 2012
Branded*	28.6	56.0%	18.9	50.0%
Customized**	22.5	44.0%	18.9	50.0%
Total	51.1	100%	37.8	100%

*	Branded Production: The Company purchases gold from the Shanghai Gold Exchange to produce branded products.
**	Customized Production: Clients who purchase customized products supply gold to the Company for processing.

Market Overview

•	The average international gold price per ounce declined during 2013. On January 1, 2013 the price was RMB339.4 per gram, compared to RMB234.5 per gram at December 31, 2013, according to the World Gold Council. The price has increased slightly throughout the first three months of 2014. Kingold purchases gold directly from the Shanghai Gold Exchange, of which it has been a member since 2003. The membership grants the Company the privilege of purchasing gold directly from the Shanghai Gold Exchange.
•	According to the World Gold Council’s Gold Demand Trends, the global demand for gold in 2013 was 3,756.1 metric tons. China’s total consumer demand for gold increased 32.1% to 1,065.8 metric tons over 2012. Of this demand, jewelry accounted for 668.7 tons and investment gold accounting for 397.1 tons.
•	Kingold believes its growth drivers come from China’s continuous growth in GDP, the rapid urbanization of the Chinese population, gold symbolizes wealth and prosperity in Chinese culture, gold jewelry plays an important role in marriage ceremonies child births and other major life events for all Chinese, and the Chinese view gold’s investment properties for its role as a saving proxy and an inflation hedge.

Kingold Jewelry, Inc.	Page 3
March 31, 2014

2013 Fourth Quarter Financial Review

•	The Company reported net sales for the 2013 fourth quarter of $317.6 million, compared to $201.4 million in the fourth quarter of 2012.
•	Gross profit for the period was $15.7 million, compared to $11.7 million in the prior-year period.
•	Gross margin was 4.9% for the three months ended December 31, 2013, compared to 5.8% for the prior-year period. The Company’s gross margin is defined by the mark-up it charges reflecting design and processing fees, determined by the complexity of design.
•	The Company reported net income for the fourth quarter of 2013 of $8.0 million, or $0.12 per diluted share based on 65.6 million weighted average diluted shares outstanding, compared to net income of $7.4 million, or $0.14 per diluted share based on 54.7 million diluted shares outstanding, in the prior-year period.

Full Year 2013 Financial Review

•	Net sales for the year ended December 31, 2013, increased to $1.2 billion, an increase of 29.9% from net sales of $915.7 million for the year ended December 31, 2012. The increase in net sales was primarily driven by the increased amount of products sold as well as growth in the Company’s investment gold business. The Company’s investment gold business accounted for approximately $106 million, or 8.9% of revenue in 2013, an increase from approximately $44.4 million, or 54.8% of revenue, in 2012.
•	Gross profit for the year ended December 31, 2013, increased to $51.3 million, an increase of 0.8%, from $50.9 million for the same period in 2012.
•	Gross margin for the year ended December 31, 2013 was 4.3%, compared to 5.6% for the same period in 2012. The decrease in gross margin was primarily due to product mix shifted more toward branded production. Branded production accounted for 56%, or 28.6 metric tons, of total production in 2013, compared to 50%, or 18.9 metric tons, of total production in 2012.
•	The Company reported net income for the year ended December 31, 2013, of $28.3 million, or $0.44 per diluted share based on 63.9 million weighted average diluted shares outstanding, compared to net income of $32.7 million, or $0.60 per diluted share based on 54.4 million diluted shares outstanding, in the prior year.

Balance Sheet and Cash Flow

(in millions except for percentages)	12/31/2013	12/31/2012	% Change
Cash	$2.3	2.5	(8%)
Inventories (gold)	174.4	150.0	16.3%
Working Capital	199.8	149.2	33.9%
Stockholders’ Equity	214.9	161.5	33.1%

Kingold’s net cash from operating activities can fluctuate significantly due to changes in inventories (principally gold). Other factors that may vary significantly include our accounts payable, purchases of gold and income taxes. The Company expects the net cash that it generates from operating activities to continue to fluctuate as its inventories, receivables, accounts payables and the other factors described above change with increased production and the purchase of larger quantities of raw materials (gold).

Outlook for 2014

Based on the Company’s existing resources and capacity (which includes the Company’s recent proceeds from its previously announced financing and gold lease agreements), Kingold believes gold processed will be between 60 metric tons and 70 metric tons during 2014. This guidance is based solely on current projected, organic growth, and would represent a 17.4% to 37.0% increase from the 51.1 metric tons processed in 2013.

Kingold Jewelry, Inc.	Page 4
March 31, 2014

Conference Call

Kingold also announced that it will also discuss these results, including the Company’s outlook for 2014, in a conference call tomorrow morning (April 1, 2014) at 8:30 a.m. ET. The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-9038
Live Participant Dial In (International):	201-493-6742

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Kingold’s website at www.kingoldjewelry.com, or click on the following link:  http://kingoldjewelry.equisolvewebcast.com/q4-2013. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China’s largest cities, was founded in 2002 and today is one of China’s leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These include statements regarding Kingold’s new joint venture in Kuwait, including statements regarding the expected market for the joint venture, and Kingold’s ability to capitalize on its international expansion. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold’s SEC filings available at www.sec.gov, including Kingold’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact
Kingold Jewelry, Inc.
Bin Liu, CFO
Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)
Email: bl@kingoldjewelry.com

INVESTOR RELATIONS
The Equity Group Inc.
Adam Prior, Senior Vice President
(212) 836-9606
aprior@equityny.com

Katherine Yao, Associate
+86 10-6587-6435
kyao@equityny.com

Kingold Jewelry, Inc.	Page 5
March 31, 2014

KINGOLD JEWELRY, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(IN US DOLLARS)

	For the three months ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
NET SALES	$317,575,713	$201,442,617	$1,189,915,923	$915,732,800
COST OF SALES
Cost of sales	(301,459,623)	(189,370,237)	(1,137,310,949)	(863,563,502)
Depreciation	(370,784)	(362,837)	(1,277,374)	(1,253,256)
Total cost of sales	(301,830,407)	(189,733,074)	(1,138,588,323)	(864,816,758)
GROSS PROFIT	15,745,306	11,709,543	51,327,600	50,916,042
OPERATING EXPENSES
Selling, general and administrative expenses	1,609,851	1,385,011	4,749,488	4,550,669
Stock compensation expenses	398,773	130,958	1,532,563	1,178,313
Depreciation	44,930	44,395	155,216	148,979
Amortization	6,125	3,020	12,205	11,978
Total Operating Expenses	2,059,679	1,563,384	6,449,472	5,889,939
INCOME FROM OPERATIONS	13,685,627	10,146,159	44,878,128	45,026,103
OTHER INCOME (EXPENSES)
Interest Income	56,253	-	56,253	-
Other Expense	(81)	(15,848)	(81)	(17,407)
Interest expense	(2,299,217)	(108,784)	(5,411,812)	(444,997)
Total Other Expenses, net	(2,243,045)	(124,632)	(5,355,640)	(462,404)
INCOME FROM OPERATIONS BEFORE TAXES	11,442,582	10,021,527	39,522,488	44,563,699
INCOME TAX PROVISION (BENEFIT)
Current	3,257,007	2,612,737	11,454,787	11,893,370
Deferred	199,243	-	(272,225)	-
TOTAL INCOME TAX PROVISION	3,456,250	2,612,737	11,182,562	11,893,370
NET INCOME	$7,986,332	$7,408,790	$28,339,926	$32,670,329
OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation gains (loss)	$1,039,417	$(815,548)	$5,820,020	$(62,772)

COMPREHENSIVE INCOME	$9,025,749	$6,593,242	$34,159,946	$32,607,557
Earnings per share
Basic	0.12	0.14	0.45	0.61
Diluted	0.12	0.14	0.44	0.60
Weighted average number of shares
Basic	64,744,686	54,493,966	63,495,520	53,590,528
Diluted	65,580,366	54,669,131	63,902,912	54,359,564

Kingold Jewelry, Inc.	Page 6
March 31, 2014

KINGOLD JEWELRY, INC.

CONSOLIDATED BALANCE SHEETS

(IN US DOLLARS)

	December 31,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash	$2,284,930	$2,544,114
Restricted cash	12,668,749	-
Accounts receivable	532,386	692,762
Inventories	174,433,501	150,041,421
Other current assets and prepaid expenses	8,252,387	133,539
Due from related party	52,354,308	-
Value added tax recoverable	6,220,866	7,031,374
Deferred income tax assets	275,882	-
Total Current Assets	257,023,009	160,443,210

PROPERTY AND EQUIPMENT, NET	10,686,947	11,683,987

OTHER ASSETS
Deposit on land use right	32,721,442	-
Other assets	157,946	153,029
Land use right	507,117	503,313
Total other assets	33,386,505	656,342
TOTAL ASSETS	$301,096,461	$172,783,539

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short term loans	$49,572,985	$6,340,551
Other payables and accrued expenses	3,499,717	1,445,513
Related party loan	-	209,890
Income tax payable	3,269,908	2,587,680
Other taxes payable	848,739	659,989
Total Current Liabilities	57,191,349	11,243,623

Long term loans	29,004,287	-
TOTAL LIABILITIES	86,195,636	11,243,623

COMMITMENTS AND CONTINGENCIES	-	-

EQUITY
Preferred stock, $0.001 par value, 500,000 shares
authorized, none issued or outstanding
as of December 31, 2013 and December 31, 2012	-	-
Common stock $0.001 par value, 100,000,000 shares
authorized, 64,953,462 and 54,521,140 shares issued and outstanding
as of December 31, 2013 and December 31, 2012	64,953	54,521
Additional paid-in capital	76,847,205	57,656,674
Retained earnings
Unappropriated	120,946,375	92,606,449
Appropriated	967,543	967,543
Accumulated other comprehensive income	16,074,749	10,254,729
Total Stockholders’ Equity	214,900,825	161,539,916
TOTAL LIABILITIES AND EQUITY	$301,096,461	$172,783,540

Kingold Jewelry, Inc.	Page 7
March 31, 2014

KINGOLD JEWELRY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN US DOLLARS)

	For the Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$28,339,926	$32,670,329
Adjusted to reconcile net income to cash used in
operating activities:
Depreciation	1,432,591	1,402,235
Amortization of intangible assets	12,205	11,978
Share based compensation	1,532,563	1,178,313
Inventory valuation allowance	1,088,901	-
Deferred tax provision (benefit)	(272,225)	-
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	180,215	203,662
Inventories	(20,400,387)	(41,984,607)
Other current assets and prepaid expenses	(7,566,421)	(48,588)
Value added tax recoverable	1,022,705	(2,281,708)
Increase (decrease) in:
Other payables and accrued expenses	1,611,132	562,823
Income tax payable	591,138	1,135,904
Other taxes payable	165,322	98,184
Net cash provided by (used in) operating activities	7,737,665	(7,051,475)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash deposit for land use right	(32,287,748)
Purchase of property and equipment	(78,306)	(150,091)
Net cash used in investing activities	(32,366,054)	(150,091)
CASH FLOWS FROM FINANCING ACTIVITIES
Net Proceeds from stock repurchase agreement	-	751,765
Proceeds from bank loans-short term	48,915,939	6,337,537
Repayments of bank loans-short term	(6,457,550)	(6,337,537)
Proceeds from long term loan	28,619,860	-
Restricted cash	(12,500,836)	-
Due from related party	(52,354,308)
Proceeds from officer loan	-	209,510
Net proceeds from stock issuance	12,522,000	-
Net proceeds from exercise of warrants	4,600,400	-
Net cash provided by financing activities	23,345,505	961,275

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,023,700	(25,768)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(259,184)	(6,266,059)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,544,114	8,810,173

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,284,930	$2,544,114

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expense	$4,444,627	$470,455
Cash paid for income tax	$10,863,648	$10,757,465